UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 18, 2013 (September 16, 2013)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360

Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2013, the board of directors of Emerald Oil, Inc. (the “Company”) appointed McAndrew Rudisill, the Company’s Chief Executive Officer, to the additional office of President of the Company. Michael Krzus, who had served as President until Mr. Rudisill’s appointment, was appointed as Vice President of Operations, effective on that same date. Mr. Krzus had previously informed the Company’s board of directors of his intention to retire at the end of 2013. In connection with his anticipated retirement, the Company amended Mr. Krzus’ employment agreement to provide for (i) his employment term to expire on December 31, 2013, (ii) the early vesting on December 31, 2013 of his previously issued short-term incentive awards, and (iii) a payment equal to one times his base salary and a grant of a minimum two times his short-term incentive award, which payment shall be made in two equal installments (the “Krzus Agreement “).

The Company’s board of directors also appointed Paul Wiesner, the Company’s Chief Financial Officer, Treasurer and Secretary, as the principal accounting officer of the Company effective September 16, 2013. Mr. Wiesner, therefore, will serve as the Company’s principal financial officer and principal accounting officer. Mitchell R. Thompson was appointed to the office of Vice President – Accounting and will no longer serve as the Company’s Chief Accounting Officer effective as of September 16, 2013.

Also on September 16, 2013, the Company’s board of directors approved employment agreements (the “Employment Agreements”) with the following named executive officers of the Company (collectively, the “Officers”):

McAndrew Rudisill	Chief Executive Officer and President

James Russell (J.R.) Reger	Executive Chairman

David Veltri	Chief Operating Officer

Paul Wiesner	Chief Financial Officer, Treasurer and Secretary

Most of the terms of the Employment Agreements will become effective on January 1, 2014. Provisions relating to the Officers’ termination of employment, however, are effective immediately upon execution of the Employment Agreements by the Company and the Officers.

The Employment Agreements for Messrs. Rudisill and Reger have an initial term ending December 31, 2015 and automatically extend for an additional one year period every year thereafter unless either party gives written notice that the automatic extension will not occur. The Employment Agreements for Messrs. Veltri and Wiesner have an initial tem ending December 31, 2015 and do not automatically extend.

Under the terms of the Employment Agreements, each Officer will receive an annual base salary in the amount set forth below, subject to any increase the Compensation Committee may deem appropriate from time to time.

McAndrew Rudisill	$450,000

James Russell (J.R.) Reger	$450,000

David Veltri	$350,000

Paul Wiesner	$325,000

In addition, the Officers will be eligible to receive annual cash bonuses and annual equity bonus grants, beginning with the Company’s 2014 fiscal year. The amount of the cash bonus payment and equity bonus grants made to the Officers will be linked to Company performance according to certain predetermined performance criteria established by the Compensation Committee and be heavily weighted towards the performance of the Company’s stock price, on both an absolute performance basis and on a relative basis compared to the stock performance of the Company’s peer group determined by the Compensation Committee. A minimum threshold level of performance must be achieved or no cash or equity bonus will be paid with respect to such performance period. The following table sets forth the minimum and maximum cash and equity bonus payments for which each Officer is eligible, provided that the minimum level of performance is achieved:

	Annual Cash Bonus (multiple of base salary)				Annual Equity Bonus (multiple of base salary)
Officer	Minimum		Maximum		Minimum		Maximum

McAndrew Rudisill	2.00	x	5.00	x	5.00	x	8.00	x

James Russell (J.R.) Reger	2.00	x	5.00	x	5.00	x	8.00	x

David Veltri	1.50	x	2.50	x	4.00	x	7.50	x

Paul Wiesner	1.25	x	2.00	x	3.00	x	5.50	x

If the Company terminates an Officer due to the Officer’s death or inability to perform, the Employment Agreements provide for payment to the Officer of (i) any unpaid portion of the Officer’s base salary and benefits accrued through the date of death or inability to perform, (ii) any unpaid annual bonus relating to a previously completed fiscal year, and (iii) the pro-rated annual bonus, if any, for the current fiscal year based on actual performance as determined by the Compensation Committee with respect to such fiscal year. In addition, all equity awards previously granted to such Officer will vest immediately.

If the Company terminates an Officer’s Employment Agreement for “cause” or if an Officer terminates his or her Employment Agreement without “good reason” (as such terms are defined in the Employment Agreement), the Officer will not be entitled to a severance payment or any other termination benefits. However, the Company will pay the Officer any unpaid portion of the Officer’s base salary and benefits accrued through the date of such termination. Any unvested equity awards previously granted to such Officer will be forfeited.

Upon a termination of an Officer’s Employment Agreement by the Company without cause or by the Officer for good reason, the Officer will be entitled to (i) any unpaid portion of the Officer’s base salary and benefits accrued through the date of termination, (ii) a lump sum cash payment equal to 18 times the applicable percentage of monthly Consolidated Omnibus Reconciliation Act, or COBRA, premiums applicable to the Officer, and (iii) immediate vesting of all equity awards previously granted to such Officer. In addition, Messrs. Rudisill and Reger will be entitled to a lump-sum cash payment equal to 2.5 times the total of their respective base salary plus the annual cash bonus paid and equity bonus granted during the fiscal year prior to the termination (the “Termination Multiple”).

If such termination occurs within a two-year period following a “change of control” (as such term is defined in the Employment Agreement) with respect to Messrs. Rudisill and Reger or within a one-year period following a change of control with respect to Messrs. Veltri and Wiesner, the Officer will be entitled to the same payments and benefits as described in the foregoing paragraph. In addition, Messrs. Veltri and Wiesner will also be entitled to the Termination Multiple. In connection with termination following a change of control, the Termination Multiple for the Officers and other employees of the Company is limited to $15 million in the aggregate.

The Employment Agreements also contain customary confidentiality, non-competition and non-solicitation provisions. Finally, the Employment Agreements provide the Company with the right to reduce any payments to the Officer in the event that any payments that would otherwise be made pursuant to the Employment Agreement or any other agreement between the Company and the Officer would be subject to the excise tax imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code by reason of being contingent on a change in control; provided, however, that such payments shall be reduced only if, as a result of such reduction, the Officer would receive a net after-tax payment amount that is greater than the net after-tax payment amount the Officer would receive if no reductions were made.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Employment Agreements and the Krzus Agreement, copies of which are attached as Exhibits 10.1 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement between McAndrew Rudisill and Emerald Oil, Inc., dated September 18, 2013.

10.2	Employment Agreement between James Russell (J.R.) Reger and Emerald Oil, Inc., dated September 18, 2013.

10.3	Employment Agreement between Paul Wiesner and Emerald Oil, Inc., dated September 18, 2013.

10.4	Employment Agreement between David Veltri and Emerald Oil, Inc., dated September 18, 2013.

10.5	Second Amended and Restated Employment Agreement between Michael Krzus and Emerald Oil, Inc., dated September 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: September 18, 2013	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between McAndrew Rudisill and Emerald Oil, Inc., dated September 18, 2013.

10.2	Employment Agreement between James Russell (J.R.) Reger and Emerald Oil, Inc., dated September 18, 2013.

10.3	Employment Agreement between Paul Wiesner and Emerald Oil, Inc., dated September 18, 2013.

10.4	Employment Agreement between David Veltri and Emerald Oil, Inc., dated September 18, 2013.

10.5	Second Amended and Restated Employment Agreement between Michael Krzus and Emerald Oil, Inc., dated September 18, 2013.